UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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dj Orthopedics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of dj Orthopedics, Inc. to be held at the Company’s headquarters located at 2985 Scott Street, Vista, California on Wednesday, June 7, 2006 at 1:00 p.m., Pacific Daylight Time.

The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. At the meeting, we will also report on our operations and respond to any questions you may have.

Please use this opportunity to take part in the Company’s affairs by voting on the business to come before this meeting. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. If your shares are held by a broker or nominee holder, you may vote by telephone or through the internet. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares. A copy of our 2005 Annual Report to Stockholders is also enclosed.

We hope to see you at the meeting.

Sincerely,

Leslie H. Cross
President and Chief Executive Officer

dj ORTHOPEDICS, INC.
2985 Scott Street
Vista, California 92081-8339

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of dj Orthopedics, Inc. (the “Company”) will be held at the Company’s headquarters located at 2985 Scott Street, Vista, California, on Wednesday, June 7, 2006 at 1:00 p.m., Pacific Daylight Time.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.                To elect two Class II directors to serve for a term expiring at the annual meeting of stockholders to be held in 2009.

2.                To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 21, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Financial and other information concerning the Company is contained in the Annual Report to Stockholders for the fiscal year ended December 31, 2005.

By Order of the Board of Directors,

Donald M. Roberts
Secretary

Vista, California
April 28, 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, BY MAIL OR THROUGH THE INTERNET AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THROUGH THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

dj ORTHOPEDICS, INC.
2985 Scott Street
Vista, California 92081-8339

PROXY STATEMENT
for the 2006
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished on or about April 28, 2006 by the Board of Directors of dj Orthopedics, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Stockholders of the Company to be held at 1:00 p.m. (Pacific Daylight Time) on Wednesday, June 7, 2006 (the “Annual Meeting”) at the Company’s headquarters at 2985 Scott Street, Vista, California and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy were first mailed on or about April 28, 2006 to the stockholders of record as of the close of business on April 21, 2006.

Only holders of record of the Company’s common stock at the close of business on April 21, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting. The presence at the Annual Meeting (in person or by proxy) of a majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. At the close of business on the Record Date, the Company had 22,729,546 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the Record Date. There were no outstanding shares of any other class of stock.

VOTING OF PROXIES

All shares represented by proxies will be voted by one or more of the persons designated on the enclosed proxy card in accordance with the stockholders’ directions. If the proxy card is signed and returned without specific directions with respect to the matters to be acted upon, the shares of common stock represented by the proxy will be voted FOR the election of all nominees for director (Proposal 1 on the enclosed proxy card), FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006 (Proposal 2 on the enclosed proxy card), and in the discretion of such proxies on other matters that may come before the meeting.

A stockholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

When the stockholder is not the record holder, such as when the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.

Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the control number and instructions indicated on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the Record Date is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, either expressed or discretionary, to vote on a particular matter) are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

The election of directors (Proposal 1) requires the affirmative vote of a plurality of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting (that is, nominees receiving the greatest number of votes will be elected). Accordingly, abstentions and broker “non-votes” are not counted and have no effect for purposes of the election of directors. Approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, abstentions on that proposal will be equivalent to votes against such proposal, but broker “non-votes” are not counted as having been voted for this purpose and will have no effect on the outcome of the voting on Proposal 2.

The shares of common stock do not have cumulative voting rights. In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Proxies and ballots will be received and tabulated by American Stock Transfer & Trust Company, the Company’s transfer agent. Mark Francois, the Company’s Director, Investor Relations, will be the inspector of elections for the Annual Meeting.

The cost of soliciting proxies will be paid by the Company. Directors, officers or employees of the Company, without additional remuneration, may also solicit proxies on behalf of the Company in person or by telephone or facsimile transmission. The Company will also request brokers, nominees, fiduciaries or other custodians to forward proxy materials to the beneficial owners of shares of common stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, through the Internet if available or by completing and returning the enclosed proxy card will help to avoid additional expense. If you plan to attend the Annual Meeting, please check the box on the proxy card indicating your desire to attend. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the location of the Annual Meeting and for the 10 days prior to the meeting at the Company’s headquarters located at 2985 Scott Street, Vista, California 92081-8339.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the ownership of the common stock of the Company by (i) those persons known by management of the Company to own beneficially more than 5% of the Company’s outstanding common stock, (ii) each director and nominee for director of the Company, (iii) the executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of this Proxy Statement, and (iv) all current directors and executive officers of the Company as a group. The information for the officers and directors is provided as of March 31, 2006, and the information for 5% holders is as of the date of the most recent filings with the Securities and Exchange Commission (“SEC”) that were provided to the Company. Under the SEC’s rules for beneficial ownership, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In addition, a person is deemed to be the beneficial owner of shares underlying currently exercisable options or options that become exercisable within 60 days of March 31, 2006. The Company understands that, except as provided in the footnotes to the table, each holder has sole voting and dispositive power over the shares beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned
Name	Number	Percentage
FMR Corp.(1)	3,280,068	14.4%
Barclays Global Investors, NA(2)	1,310,017	5.8%
Leslie H. Cross(3)(4)	278,639	1.2%
Vickie L. Capps(3)(5)	147,649	*
Jack R. Blair(3)(6)	82,500	*
Lewis Parker(3)(7)	62,000	*
Lesley H. Howe(3)(8)	55,000	*
Kirby L. Cramer(3)(9)	54,624	*
Charles T. Orsatti(3)(10)	47,000	*
W. Thomas Mitchell(3)(11)	41,000	*
Donald M. Roberts(3)(12)	38,057	*
Luke T. Faulstick(3)(13)	37,620	*
Mitchell J. Blutt, M.D.(3)(14)	35,620	*
Louis T. Ruggiero(3)	1,663	*
All directors and executive officers as a group (12 persons)(15)	881,372	3.8%

*                    Less than 1%

(1)          Based on the information provided in a Schedule 13G/A filed on February 14, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. According to the Schedule 13G/A, FMR Corp. has sole voting power over 917,204 such shares and sole dispositive power over all such shares.

(2)       Based on the information provided in a Schedule 13G filed on January 26, 2006. The address of Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105. According to the Schedule 13G, Barclays Global Investors, NA. has sole voting power over 1,241,266 such shares and sole dispositive power over all such shares.

(3)          The address of Messrs. Blair, Blutt, Cross, Cramer, Faulstick, Howe, Mitchell, Orsatti, Parker, Roberts, and Ruggiero and Ms. Capps is 2985 Scott Street, Vista, CA 92081.

(4)          Includes 143,803 shares issuable upon exercise of currently exercisable options.

(5)          Includes 116,649 shares issuable upon exercise of currently exercisable options.

(6)          Includes 75,000 shares issuable upon exercise of currently exercisable options.

(7)          Includes 50,000 shares issuable upon exercise of currently exercisable options.

(8)          Includes 50,000 shares issuable upon exercise of currently exercisable options.

(9)          Includes 51,624 shares issuable upon exercise of currently exercisable options and rights to purchase common stock.

(10)   Includes 30,000 shares issuable upon exercise of currently exercisable options. Also includes 2,000 shares owned by Fairfield Capital Partners, Inc., of which Mr. Orsatti is an officer, director and the majority stockholder, as to which shares Mr. Orsatti disclaims beneficial ownership except to the extent of his pecuniary interest.

(11)   Includes 40,000 shares issuable upon exercise of currently exercisable options.

(12)   Includes 29,625 shares issuable upon exercise of currently exercisable options and options which vest within 60 days of March 31, 2006.

(13)   Includes 25,555 shares issuable upon exercise of currently exercisable options and options which vest within 60 days of March 31, 2006.

(14)   Includes 30,000 shares issuable upon exercise of currently exercisable options.

(15)   Includes 642,256 shares issuable upon exercise of currently exercisable options, options that vest within 60 days of March 31, 2006 and rights to purchase common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, designated Class I, Class II and Class III, and currently consists of eight directors, three in each of Class I and III and two in Class II.

Nominees for a class are elected to serve a three-year term ending on the date of the Company’s third annual meeting of stockholders following the annual meeting at which such nominee was elected. The current terms of the Class II directors, Charles T. Orsatti and Lewis Parker, expire at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Messrs. Orsatti and Parker for election to the Board of Directors in Class II at the Annual Meeting, to serve until the annual meeting of stockholders to be held in 2009 or until their successors have been elected and duly qualified. The terms of the Class I and Class III directors expire at the annual meetings of stockholders to be held in 2008 and 2007, respectively.

The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

Although the Company does not have a formal policy regarding attendance by the members of the Board of Directors at annual meetings, the Company encourages all members of the board to be present at annual stockholder meetings. Seven out of the eight board members attended the 2005 annual meeting of stockholders.

Vote Required for Election

The two nominees receiving the greatest number of votes cast at the Annual Meeting will be elected as Class II members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MR. ORSATTI AND MR. PARKER TO THE BOARD OF DIRECTORS

Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships between any directors or executive officers of the Company.

Nominees for Class II (if elected, term will expire in 2009):

Charles T. Orsatti, 62, has been a director since August 2001 and served as Chairman of the Board of Directors from August 2001 until July 2002. From 1998 to 2004, he was the Managing Member of Orsatti and Partners, LLC (formerly, J.P. Morgan Fairfield Partners, LLC), a private equity firm with holdings exclusively in the Company. He is also the Managing Partner of Fairfield Capital Partners, Inc., a private equity fund with investments in securities, commercial real estate and business equity investments. From 1995 to 1998, Mr. Orsatti was a senior consultant to Chase Capital Partners (CCP), a predecessor of J.P. Morgan Partners, LLC. He had previously served as an advisor and business consultant to CCP since 1987. Until 1995, Mr. Orsatti was the Chairman and Chief Executive Officer of Fairfield Medical Products Corporation, a worldwide manufacturer of critical care products sold to hospitals and alternative care facilities. He previously held executive positions with British Oxygen Corporation, Johnson & Johnson, Coloplast, A/S Denmark and Air Products and Chemicals, Inc. Mr. Orsatti is a member of the Board of Directors of SRI/Surgical Express, Inc. for which he serves as Chairman of the Executive Committee and as a member of the Compensation Committee and the Nominating and Governance Committee of that board. Mr. Orsatti earned a B.S. (Management and Marketing) from Pennsylvania State University.

Lewis Parker, 64, has been a director since May 2003. Mr. Parker is also a director of K2M LLC, where he has served since August 2004. K2M LLC is a new company engaged in the development and sale of products for the human spine market. From 2001 to 2004 Mr. Parker was a director of Interpore International (NASDAQ:BONZ). Interpore was sold to Biomet, Inc. in 2004. From 2000 to 2001, he was a director and Chief Financial Officer of American Osteomedix, a company founded in 2000 to engage in the market for minimally invasive spine surgery. American Osteomedix was sold to Interpore in 2001. Mr. Parker began his experience in the orthopedic business in 1991 when he joined Kirschner Medical Corporation (KMDC) as its Senior Vice President and Chief Financial Officer. Later, he was named President for all of Kirschner’s orthopedic operations. Kirschner was sold to Biomet, Inc. in 1994. Prior to Kirschner, Mr. Parker was President and Chief Executive Officer of ProScience Corporation, a company he founded to engage in the application of high technology biology to veterinary diagnostics. From 1976 to 1987 he served as a Vice President of Hazleton Laboratories Corporation (HLC) where he began as Chief Financial Officer and later became President of the American laboratory subsidiary. Mr. Parker is currently a principal in Lochinvar, LLC, an organization engaged in turn around and business start up consulting, and in Parkwood, LLC, a venture investing firm. Mr. Parker holds a B.S. degree in engineering from Lehigh University and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Continuing Directors in Class I (term expires in 2008):

Kirby L. Cramer, 69, has been a director since November 2001. Mr. Cramer is a professional corporate director, having served as Chairman of five companies. He is Chairman Emeritus of Hazleton Laboratories Corporation (HLC), the world’s largest contract biological and chemical research laboratory. The company was sold to Corning, Inc. in 1987 and is now named Covance, Inc. He is also Chairman of SonoSite, Inc., a medical device company, and Chairman of Corus Pharma, a pharmaceutical company. Mr. Cramer served as Chairman of Kirschner Medical Corporation during its inception as a publicly traded company, and then as Chairman of the Executive Committee. He also served as the Senior Director of Immunex, a biopharmaceutical company. Additionally, he is a Trustee Emeritus and Past President of Virginia’s Colgate Darden Graduate School of Business Administration, former Chairman of the Major Gifts Committee of the University of Washington Foundation, and has served as Chairman of the Advisory Board of the School of Business Administration of the University of Washington. In 1997, Mr. Cramer received the University of Washington’s Business School’s Alumni Service Award. Mr. Cramer completed Harvard Business School’s Advanced Management Program, received his M.B.A. degree from the University of Washington and obtained his B.A. degree from Northwestern University. He is a Chartered Financial Analyst and, in 1988, he received an honorary Doctor of Laws degree from James Madison University.

Leslie H. Cross, 55, has been the Chief Executive Officer, President and a director since August 2001. He served as the Chief Executive Officer of DonJoy, L.L.C., the predecessor of the Company, from June 1999 until November 2001, and has served as President of dj Orthopedics, LLC, the Company’s wholly-owned operating subsidiary, or its predecessor, the Bracing & Support Systems division of Smith & Nephew, Inc. (the “BASS Division”) since June 1995. From 1990 to 1994, Mr. Cross held the position of Senior Vice President of Marketing and Business Development of the BASS Division. He was a Managing Director of two different divisions of Smith & Nephew, Inc. from 1982 to 1990. Prior to that time, he worked at American Hospital Supply Corporation. Mr. Cross earned a diploma in Medical Technology from Sydney Technical College in Sydney, Australia and studied Business at the University of Cape Town in Cape Town, South Africa.

Lesley H. Howe, 61, has been a director since October of 2002. Mr. Howe has over 35 years of experience in accounting, finance and business management within a variety of industries. He was employed by KPMG Peat Marwick LLP, an international accounting and auditing firm from 1967 to 1997 and became an audit partner in that firm in 1974. He served as area managing partner/managing partner of the Los Angeles office from 1994 to 1997. After retiring from KPMG in 1997, Mr. Howe was an independent financial and business consultant advising clients on acquisition due diligence and negotiation strategies, as well as financing strategies. Since 2001, he has served as chief executive officer at Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. Mr. Howe also serves on the boards of directors of P.F. Chang’s China Bistro and NuVasive, Inc., and Mr. Howe chairs the Audit Committee of the boards of these two companies.

Continuing Directors in Class III (term expires in 2007):

Jack R. Blair, 63, has been a director since January 2002 and has served as non-executive Chairman of the Board of dj Orthopedics since August 2002. From 1980 until his retirement in 1998, Mr. Blair served in various capacities with the healthcare company, Smith & Nephew, plc., and with Richards Medical Company, which was acquired by Smith & Nephew in 1986. Prior to his retirement, Mr. Blair served as a main board director of Smith & Nephew and as Group President in charge of that company’s North American, South American and Japanese operations. Before joining Richards Medical Company, Mr. Blair served as Vice President of Marketing, Planning and Business Development for American Hospital Supply Corporation’s International Pacific Division. He currently serves on the boards of NuVasive Inc, a San Diego-based spinal care company and Buckman Laboratories, Inc., a Memphis-based chemical company. Mr. Blair also currently serves as Director of Active Implants Corporation, a Memphis-based orthopedic company, and as a Trustee of the Regions Morgan Keegan Select Funds, a Memphis-based financial services company. He holds an M.B.A. (Finance) from the University of California, Los Angeles and a B.A. (Government) from Miami University in Oxford, Ohio.

Mitchell J. Blutt, M.D., 49, has been a director since August 2001. He is CEO of BETA, a healthcare focused investment firm. He served as Executive Partner to J.P. Morgan Partners, or its predecessor, Chase Capital Partners (CCP), from 1992 to 2004 and Executive Advisor to J.P. Morgan Partners from 2004 to December 2005. J.P. Morgan Partners, LLC is the private equity organization within J.P. Morgan Chase & Co. Dr. Blutt was a General Partner of CCP from 1988 to 1992. Dr. Blutt earned his B.A. and M.D. from the University of Pennsylvania and received his M.B.A. at the Wharton School of the University of Pennsylvania from the Clinical Scholars Fellowship sponsored by the Robert Wood Johnson Foundation. He completed his medical residency at the New York Hospital/Cornell Medical School. He serves on the board of directors of DC Safety Corp. He is an Adjunct Professor of Medicine at Weill Medical College and Graduate School of Medical Sciences of Cornell University. He also serves on the Board of the Michael J. Fox Foundation for Parkinson’s Research. Dr. Blutt is a member of the Board of Trustees of the University of Pennsylvania and is also a member of the Board of Overseers of the University of Pennsylvania’s School of Arts and Sciences and is a member of the Executive Committee and Board of Penn Medicine. He is also a member of the Finance Committee of Penn Medicine. He is also on the Board of the Brearley School. He formerly served on the Board of the National Venture Capital Association.

W. Thomas Mitchell, 60, was appointed to the Board of Directors on September 14, 2004. He is the former Chairman of the Board and Chief Executive Officer of Genencor International. Under his guidance, Genencor’s revenues grew from under $30 million to over $325 million. In addition, he successfully managed the acquisition and integration of three major businesses to build the global enterprise that is now Genencor. Mr. Mitchell has participated in a number of important policy initiatives including the 1999 federal executive order that created the national bioenergy initiative. Mr. Mitchell also served as a member of the Governor’s Council on Biotechnology in California, which was responsible for helping to improve the state’s competitiveness in the mid-1990’s. He also served on the Advisory Boards of the Chemical Engineering School at Cornell University and the University of Iowa’s School of Engineering. Mr. Mitchell serves on the Board of Directors of Neurocrine Biosciences, Inc. He received his B.S. in chemical engineering from Drexel University. He also completed the Executive Development Program at the University of Michigan.

Committees of the Board of Directors and Meetings

Board of Directors.   During 2005, the Board met ten times and acted by written consent one time. During 2005, each director attended at least 75% percent of the aggregate of all Board meetings and meetings of committees on which such director served. Standing committees of the Board consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee evaluates each year the independence of the members of the Board under the listing standards of the New York Stock Exchange (“NYSE”) and applicable rules of the SEC. In connection with this evaluation, the Committee refers to the Director Independence Standards set forth in Exhibit A to this Proxy Statement. A majority of the members of the Board and all of the members of the standing committees must meet these independence standards. In addition, members of the Audit Committee must meet certain additional criteria to be considered independent for purposes of that committee. The Board has affirmatively determined that each of Messrs. Blair, Blutt, Cramer, Howe, Mitchell, Orsatti and Parker has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the Director Independence Standards and the NYSE listing standards currently in effect and approved by the SEC. Mr. Cross is an executive officer of the Company.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee has three members, Lewis Parker, who serves as Chairman, Mitchell Blutt and Les Howe, all of whom are independent under the rules of the NYSE and SEC. The Committee met three times during 2005. The purpose of the Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement the Company’s corporate governance policies, develop specific criteria for director independence, and assess and improve the effectiveness of the Board of Directors. The Committee has adopted a written charter governing its activities, and a copy of the charter is available to stockholders on the investor relations page of the Company’s website, www.djortho.com.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Committee will consider the criteria outlined in the Company’s corporate governance guidelines, which include high professional ethics and values, relevant management and/or manufacturing experience and a commitment to enhance stockholder value. The Committee will also consider whether the candidate is independent of the Company under the NYSE and SEC rules. The Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, stockholders, professional search firms, officers, or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation. The Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. After review and deliberation of all feedback and data, the Committee makes its recommendation to the Board of Directors for approval as a director nominee.

Any stockholder recommendations which are submitted should include the candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92081-8339

For the purposes of potential candidates to be considered at the 2007 annual stockholder meeting, the Corporate Secretary must receive this information not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the nominating stockholder’s name, address, and the number of shares beneficially owned (and the period they have been held) and otherwise comply with the requirements of the Company’s by-laws.

Compensation Committee.   Messrs. Cramer (who acts as Chairman), Mitchell and Orsatti are the current members of the Compensation Committee, all of whom are independent under the rules of the NYSE and SEC. During 2005, the Compensation Committee met three times and acted by written consent seventeen times. The Compensation Committee recommends compensation for the Company’s executive officers and grants options and stock awards under the Company’s stock option plans. The Compensation Committee has approved a written charter governing its activities, and copy of that is available to stockholders on the investor relations page of the Company’s website, www.djortho.com.

Audit Committee.   Messrs. Howe (who acts as Chairman), Mitchell and Parker are the current members of the Audit Committee. The Audit Committee met ten times during 2005. The Audit Committee appoints the independent registered public accounting firm who audits the Company’s financial statements and approves the fees for such accountants. The Audit Committee also provides assistance to the board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has adopted a written charter governing its activities, and a copy of the charter is available to stockholders on the investor relations page of the Company’s website, www.djortho.com.

The Board of Directors has determined that all Audit Committee members are financially literate and independent under applicable NYSE listing standards. The Board also determined that Lesley Howe and Lewis Parker qualify as “audit committee financial experts” as defined in the rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Executive Sessions.   The non-management directors hold executive sessions on a periodic basis and not less than two times per year. In 2005 the non-management directors held two such executive sessions. In addition, the non-management directors will hold executive sessions of only independent directors at least once annually. In accordance with the Company’s Corporate Governance Guidelines, Jack R. Blair, the Chairman of the Board, will preside at these meetings.

Compensation of Board of Directors

Directors, other than the chairman, who are not employed by the Company receive compensation for services on the Company’s Board of Directors of $20,000 per year, plus $1,000 for each Board and Committee meeting attended. The Chairman of the Board receives an annual fee of $80,000 and does not receive the per meeting fee. The Chairman of the Audit Committee receives an additional fee of $10,000 per year, and the Chairman of each of the Compensation Committee and Nominating and Corporate

Governance Committee receives an additional $5,000 per year. All directors are reimbursed for out-of-pocket expenses incurred in connection with their service on the Board.

The Company has adopted the dj Orthopedics, Inc. 2001 Non-Employee Director Stock Option Plan (such plan, as amended to date, referred to as the “Plan”). Members of the Board of Directors who are not employed by the Company (or by a subsidiary of the Company) are eligible for the grant of options under the Plan. The Plan provides that each eligible director will automatically receive an option grant covering 15,000 shares of common stock on the date on which such director joins the Board. In addition, each such eligible director will receive an automatic grant of options for 15,000 shares on the date of each annual meeting of the stockholders of the Company or a prorata portion of such 15,000 share grant if less than 12 months have elapsed between such directors’ election to the Board and the annual stockholder meeting. The Plan also permits an eligible director to elect to receive options under the Plan in lieu of the annual cash retainer for such director for service on the Board. The Board determines the number of shares subject to an option received in lieu of the annual cash retainer, and such an option shall be on the terms and conditions as provided for other options granted under the Plan. A total of 1,500,000 shares of the Company’s common stock have been reserved for issuance under the Plan. The purchase price of shares covered by an option granted under the Plan is the fair market value (as defined in the Plan) of the Company’s common stock on the date of grant of the option. Generally, fair market value is defined as the closing selling price for such stock in the public trading market on the date of the grant. Option grants to directors upon their joining the Board become exercisable in full on the first anniversary of the date on which it was granted. Options granted to directors at each annual meeting of stockholders vest in increments of one-third on each of the first three anniversaries of the date of the grant.

Communication with the Board

The Board of Directors has established a procedure for receiving communications from stockholders of the Company. Stockholders may communicate with the Board of Directors, including the presiding non-management director, by sending a letter to the dj Orthopedics, Inc. Board of Directors, c/o Corporate Secretary, 2985 Scott Street, Vista, California 92081-8339. The Corporate Secretary has the authority to disregard inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Chairman of the Board or to any specific committee or director to whom the correspondence is directed.

Corporate Governance Documents

The Company’s corporate governance documents, including the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter, are available, free of charge, on the Company’s website at www.djortho.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. The Company will also provide copies of these documents, free of charge, to any stockholder upon written request to:

Director, Investor Relations
dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92081-8339

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP, certified public accountants, as the independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2006. Ernst & Young LLP has audited the accounts and records of the Company and its subsidiaries since 1998. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire. They also will be available to answer appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young, although they will not be required to select a different independent registered public accounting firm for the Company. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

Ernst & Young LLP acts as the principal auditor for the Company and provides certain other services as described below.

Audit Fees.   Fees for audit services totaled approximately $642,000 and $981,000 in 2005 and 2004, respectively. Audit fees for 2005 and 2004 included fees associated with the annual audit, the audit of management’s assessment of internal control over financial reporting and the reviews of the Company’s quarterly reports on Form 10-Q. Audit fees for 2004 also included fees associated with the reviews of the Company’s registration statements for public offerings of common stock.

Audit-Related Fees.   Fees for audit-related services totaled approximately $30,000 and $63,000 in 2005 and 2004, respectively. Audit-related services included due diligence procedures performed in connection with potential acquisitions in 2005 and 2004.

Tax Fees.   Fees for tax services totaled approximately $5,000 and $3,000 in 2005 and 2004, respectively, and principally included services for tax compliance.

All Other Fees.   Fees for all other services not included above totaled approximately $3,000 and $4,000 in 2005 and 2004, respectively, and principally included fees for accounting research software.

Fee Approval Policy.   All of the foregoing fees charged by Ernst & Young LLP were approved in accordance with the fee approval policy of the Audit Committee. For services that are scheduled in advance, the Audit Committee approves such fees at least quarterly. Any services required that were not scheduled or that will involve fees in excess of those scheduled require approval by the full Committee in advance or if no Committee meeting is scheduled before the services are required, the fees are subject to the pre-approval of the Chairman of the Audit Committee. Approvals by the Chairman are reviewed by the full Committee at its next meeting.

AUDIT COMMITTEE INFORMATION

The following “Report of Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Report of Audit Committee

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. All of the members of the Audit Committee satisfy the independence requirements for members of such committee established by the SEC and the NYSE, and are financially literate in the judgment of the Board of Directors. Two of the members, Messrs. Howe and Parker, qualify as “audit committee financial experts” under applicable SEC rules.

The Audit Committee is responsible for appointing the independent registered public accounting firm and approving their fees. In addition, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

During the past year, the Audit Committee at each of its regularly scheduled meetings discussed with management the scope, plans for and progress of management’s evaluation of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. The Audit Committee also discussed the status of testing of internal control over financial reporting with the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee reviewed, and discussed with management and the independent registered public accounting firm, management’s assessment of and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, and the independent registered public accounting firm’s attestation report on management’s assessment.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) as currently in effect.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as may be modified or supplemented. The Audit Committee has also considered, in reliance on management and the independent registered public accounting firm, that the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Audit Committee also reappointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006 and the Board of Directors concurred in such reappointment.

Respectfully submitted,
Lesley H. Howe (Chairman)
Lewis Parker
W. Thomas Mitchell

EXECUTIVE COMPENSATION

The following table sets forth summary information on the compensation earned during 2005 and the preceding two years for services rendered in all capacities by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”) whose salary and bonuses for 2005 exceeded $100,000.

Summary Compensation Table

		Annual Compensation(1)			Stock Option Grants	All Other
Name and Position	Year	Salary	Bonus	Other(2)	(No. of Shares)	Compensation(3)
Leslie H. Cross	2005	$410,000	$249,900	$2,158	—	—
Chief Executive Officer,	2004	355,000	74,273	2,960	77,000	—
President	2003	322,505	203,027	2,218	109,500	—
Vickie L. Capps	2005	$272,375	$134,750	—	—	—
Senior Vice President,	2004	262,883	44,780	—	55,000	$16,854
Finance, Chief Financial	2003	252,024	134,114	—	43,500	32,968
Officer and Treasurer
Louis T. Ruggiero(4)	2005	$270,500	$134,750	$3,402	—	—
Senior Vice President,	2004	257,000	28,912	2,235	35,000	—
Sales and Marketing	2003	91,598	47,580	—	100,000	$102,578
Luke T. Faulstick	2005	$264,051	$134,750	$4,137	—	—
Senior Vice President,	2004	229,795	26,011	3,968	40,000	—
Operations	2003	204,608	108,633	3,950	46,500	—
Donald M. Roberts	2005	$240,544	$122,500	$3,597	10,000	—
Senior Vice President,	2004	210,881	23,870	3,363	30,000	—
General Counsel and	2003	207,000	107,590	—	43,500	—
Secretary

(1)          Amounts shown include cash earned and received by executive officers as well as amounts earned but deferred at the election of these officers under the Company’s 401(k) Plan.

(2)          Amounts in this column consist of matching contributions made by the Company under its 401(k) Plan. They do not include the dollar value of certain perquisites the recipient received as personal benefits. Although such amounts cannot be determined precisely, the Company has concluded that the aggregate amount thereof does not exceed as to any of the Named Executive Officers the lesser of $50,000 or 10% of the total salary and bonus paid to such individual for 2005.

(3)          For Ms. Capps, represents the forgiveness of a loan, as required by its terms, from the Company made at the time of hiring. For Mr. Ruggiero, consists of a signing bonus made at the time he joined the Company.

(4)          Mr. Ruggiero joined the Company in August 2003.

Stock Option Grants in 2005

The following table sets forth information regarding options to purchase shares of the Company’s common stock granted to the only Named Executive Officer who received a grant during 2005. The Company has no outstanding stock appreciation rights.

	Individual Grants(1)
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted	in 2005	($ /sh)	Date	5%	10%
Donald M. Roberts	10,000	2.5%	$27.00	5/25/2015	$169,802	$430,310

(1)          All options were issued under the 2001 Omnibus Plan.

(2)          The potential realizable value listed in the table represents hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed annual rates of stock price appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date. The assumed 5% and 10% rates of appreciation are provided in accordance with rules of the SEC and do not represent the Company’s estimate or projection of the Company’s future stock value. Actual gains, if any, on option exercises will depend on the future performance of the Company’s common stock and overall market conditions. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

Aggregated Fiscal Year-End Option Values

The following table sets forth information regarding options exercised during 2005 and options held by each of the Named Executive Officers at December 31, 2005. Also reported are values of “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and $27.58, which was the closing sales price of the Company’s common stock on the New York Stock Exchange on December 30, 2005.

	Shares Acquired on	Value	Number of Common Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-money Options at December 31, 2005
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Leslie H. Cross	30,000	$568,654	274,385	125,000	$4,419,300	$1,074,628
Vickie L. Capps	—	—	155,500	103,000	3,173,570	1,388,920
Louis T. Ruggiero	25,000	486,405	8,750	76,250	55,200	1,017,100
Luke T. Faulstick	38,660	660,976	35,000	68,250	329,513	698,403
Donald M. Roberts	21,750	478,427	37,500	69,250	432,238	667,008

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under all equity compensation plans of the Company as of December 31, 2005.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	3,143,083	$18.22	5,438,462 (2)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,143,083	$18.22	5,438,462

(1)          Consists of four plans: 1999 Stock Option Plan, 2001 Omnibus Plan, 2001 Non-Employee Director Stock Option Plan, and 2001 Employee Stock Purchase Plan.

(2)          On January 1, 2006, the number of shares reserved for issuance for 2006 increased automatically by 885,515 pursuant to the terms of the 2001 Omnibus Plan (providing for an annual increase of 3% of the Company’s outstanding stock, or 664,136 shares in 2006) and the 2001 Employee Stock Purchase Plan (providing for an annual increase of 1% of the Company’s outstanding stock, or 221,379 shares in 2006).

The following “Report on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and reviewing and approving the compensation and benefits of the other executive officers of the Company. The Compensation Committee also develops the compensation philosophy of the Company and oversees the compensation and incentive plans and programs for employees.

General Compensation Policies

The Company competes in an aggressive and dynamic industry and, as a result, hiring and retaining quality employees are key factors to our success. The Compensation Committee believes that the compensation packages for executive officers should be designed to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase the Company’s performance for the benefit of stockholders, and (3) reward executive officers for exceptional individual contributions to the achievement of the Company’s business objectives. To these ends, the Company’s executive compensation package consists of salary, variable annual cash compensation (bonus) and stock-based long-term incentive awards. The Company also provides a comprehensive package of employee benefits intended to be competitive in its industry.

Compensation Components

Cash Compensation

Base Salary.   In general, the level of base salary is intended to provide appropriate base pay to executive officers of the Company taking into account their historical contribution to the Company’s success, each person’s unique value, overall performance of the executive team, and the recommendation of the Chief Executive Officer. To determine the general parameters for base salaries, a salary range is established annually for each position based on market data involving a broad market group and a selection of companies with comparable profiles. The Committee reviews the performance of the Chief Executive Officer and provides the Board with a recommendation on his base salary. The Committee evaluates the performance of the other executive officers, with input from the Chief Executive Officer, and establishes their base salaries. The Committee has targeted the base salaries for the executive officers to be competitive with base salaries for comparable positions as shown by the market data. The Committee’s view is that, subject to significant changes in the Company’s size or operating environment, future adjustments to base salaries will be modest and that significant increases in compensation for the executive officers will be through the performance-based bonus and long-term incentive components of the executive compensation program. For 2006, the Committee made no adjustments in the base salaries of the executive officers except for the Chief Executive Officer.

Incentive Bonus.   Each executive is assigned a target bonus in the beginning of each fiscal year which is expressed as a percentage of the executive’s base salary. Target bonuses vary in relation to each executive’s responsibilities. In setting target bonus levels, the Committee takes into account market data and other considerations the Committee determines in its sole discretion to be appropriate under the circumstances. For 2006, the target bonus for the Chief Executive Officer is 75% of base salary and for the other executive officers it is 60% of base salary. One-eighth of the target bonus can be earned each quarter if quarterly targets are met. The remaining one-half of the bonus can be earned at the end of the fiscal year if the annual target is achieved. Incentive bonuses are earned based on (1) the performance of the Company as a whole, based on the achievement of specific financial and operating objectives, which in 2005 and 2006 were and are targeted results for operating income, and (2) the achievement of individual objectives, as well as the Committee’s subjective assessment of the executives’ individual performances. If targeted operating income is exceeded, executives who perform individually can earn bonuses of 100% to 180% of target bonus for achievement of 100% to 120% of the operating income goal. In addition, the Committee reserves the ability to award greater bonuses than would be paid under the bonus plan for extraordinary personal performance, market adjustments or other reasons. The operating income targets for 2005 were met for the first three fiscal quarters and for the full year. A portion of the operating income target for the fourth fiscal quarter of 2005 was also met. In light of this, the Chief Executive Officer and each of the other executive officers received only a portion of the target bonus for the fourth fiscal quarter of 2005, but received full target bonuses for the first three fiscal quarters and for the full 2005 year.

Long-Term, Equity-Based Incentive Awards

The goal of the Company’s long-term, equity-based incentive awards is to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of a stockholder with an equity stake in the business. The Company is currently utilizing stock options under its 2001 Omnibus Plan for its long-term incentives. Employees must remain employed by the Company for a fixed period of time in order for the options to vest fully. Typically, the options vest over a four-year period at the rate of 25% per year. All options granted in 2005 were granted at an exercise price of 100% of the closing price of the stock on the date of grant, and options granted in the future are planned to be granted on the same basis. Executive officers of the Company may also participate at their sole discretion in the Company’s 2001 Employee Stock Purchase Plan.

The size of the equity based awards to each executive officer is designed to create a meaningful opportunity for stock ownership. In granting equity based awards, the Committee takes into account such factors as it determines to be appropriate under the circumstances, including without limitation the officer’s current position with the Company, internal comparability with awards made to other Company executives and in similarly situated companies, the officer’s current level of performance, the officer’s long-term value to the Company and the extent of the executive’s equity ownership in the Company. The Compensation Committee also takes into account the number of vested and unvested options held by the officer in order to maintain an appropriate level of equity incentive for that individual. For 2005 and continuing thereafter the Committee has and will consider the impact of the requirement under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, that the Company record in its financial statements the expense incurred when stock options are granted to employees.

All of the stock options granted in the year ended December 31, 2005 were approved by the Compensation Committee.

Chief Executive Officer Compensation

Leslie H. Cross has served as the Chief Executive Officer of the Company or its predecessors since 1995. The compensation payable to Mr. Cross during 2005 was determined by the Board of Directors upon the recommendation of the Compensation Committee. Mr. Cross’ base salary for 2005 was set at a level which the Compensation Committee felt would be competitive with the base salary levels in effect for chief executive officers at comparable companies within the industry. During 2005, Mr. Cross’ annual salary was $425,000. Based on the 2005 Company financial performance, Mr. Cross was eligible for his target bonus for the first three quarters of 2005 and for the full year, and he was eligible for a portion of his target bonus for the fourth quarter of 2005. Mr. Cross received a total bonus of $249,900, for those periods. Mr. Cross did not receive any stock option grants under the 2001 Omnibus Plan in 2005.

Mr. Cross’ current base annual salary is $475,000. The Compensation Committee believes that the cash compensation currently paid to the Company’s Chief Executive Officer is fixed at a level which is reasonable in relation to the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at other companies of similar size and similar industries and that such compensation is in line with the compensation policies of the Committee for executive officers.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of the Company’s executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for 2005 did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensations to be paid in cash to the Company’s executive officers for 2006 will exceed that limit. The Company’s 2001 Omnibus Plan has been structured so that any compensation deemed paid in connection with the exercise of stock option grants made under that plan with an exercise price equal to fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Other types of equity-based awards which may be granted under that plan may also be structured so as to qualify as performance based compensation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of the other executive officers approach the $1.0 million threshold.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Respectively submitted,
Kirby L. Cramer (Chairman)
Charles T. Orsatti
W. Thomas Mitchell

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee were, beginning in June 2005, and continuing in 2006 are, Messrs. Cramer, Orsatti and Mitchell and none of those individuals is an officer or employee of the Company. No such current member serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Executive Officer

The Company received full recourse promissory notes from the Company’s chief executive officer, Leslie H. Cross as partial consideration for his purchase of common units of DonJoy, L.L.C., the predecessor of the Company, in June 1999, July 2000 and June 2001. In connection with these purchases, the Company loaned Mr. Cross a portion of the purchase price, evidenced by full recourse promissory notes. The initial principal amount of these notes was $1,363,864.The notes matured on the seventh anniversary of its issue date and bore interest at the rate of 5.30% per annum in the case of the notes issued in 1999, 6.62% per annum in the case of the notes issued in 2000 and 5.25% per annum in the case of the notes issued in 2001. Each note permitted Mr. Cross to increase the principal amount due under the note by the amount of a scheduled interest payment (the PIK Option). The notes were secured by all of the common stock of the Company acquired by Mr. Cross in the transactions that gave rise to the notes. In February 2005 and March 2005, Mr. Cross paid the entire balance of principal and accrued interest on his notes in the aggregate sum of $1,816,973. All of such notes were canceled upon repayment.

The following graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

COMPANY STOCK PRICE PERFORMANCE

The above graph illustrates the Company’s cumulative total return to stockholders (change in stock price plus reinvested dividends) from November 15, 2001, the date on which the common stock commenced trading on the NYSE, through December 31, 2005, relative to the performance of the NYSE Composite Index and the Standard & Poor’s Health Care Equipment Index (“S&P Health Care Index”). The graph assumes an investment of $100 on November 15, 2001 and the reinvestment of all dividends paid since that date. The Company has never paid cash dividends on its common stock. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

	dj Orthopedics, Inc.	NYSE Composite Index	S&P Health Care Index
November 15, 2001	$100.00	$100.00	$100.00
December 31, 2001	87.21	101.73	113.19
June 30, 2002	53.77	91.94	99.93
December 31, 2002	24.66	81.56	101.57
June 30, 2003	71.87	89.80	115.73
December 31, 2003	175.74	105.05	133.36
June 30, 2004	150.82	107.71	149.65
December 31, 2004	140.46	118.26	149.49
June 30, 2005	179.87	117.73	143.96
December 30, 2005	180.85	126.48	148.75

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 2007 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than December 29, 2006 and are otherwise in compliance with applicable laws and regulations. If a stockholder notifies the Company in writing prior to March 14, 2007 that he or she intends to present a proposal at the Company’s 2007 Annual Meeting of Stockholders, the

proxy holders designated by the Board of Directors may exercise their discretionary voting authority with regard to the stockholder’s proposal only if the Company’s proxy statement discloses the nature of the stockholder’s proposal and the proxyholder’s intentions with respect to the proposal. If the stockholder does not notify the Company by such date, the proxy holders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

The Company’s Amended By-laws also establish an advance notice procedure with respect to stockholder proposals. If a stockholder wishes to have a stockholder proposal considered at the Company’s next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice of the proposal must be delivered to or mailed and received at the executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. The notice must provide information as required by the Amended By-laws and the rules of the SEC. A copy of these by-law requirements will be provided upon request in writing to the Secretary of the Company at its principal executive offices.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the common stock of the Company, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership (“Forms 3”) and reports of changes in beneficial ownership of common stock and other equity securities of the Company (“Forms 4”). Executive officers, directors and greater than 10% stockholders of the Company are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) reports that they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2005, except for a Form 4 filed on April 21, 2006 by Charles Orsatti, a member of the Board of Directors, reporting the sale of 17,000 shares of Company common stock that occurred on October 31, 2005. Under the applicable reporting rules, that Form 4 was required to be filed on November 2, 2005.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their judgment of the best interests of the Company.

The rules promulgated by the Securities and Exchange Commission permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to dj Orthopedics, Inc., 2985 Scott Street, Vista, California 92081, Attention: Director, Investor Relations or contacting the Company at (760) 727-1280. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to the Company at the address above.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2005 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report to Stockholders does not constitute, and should not be considered, a part of this proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC, is available without charge upon written request to:

Director, Investor Relations
dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92081

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting dj Orthopedics, Inc., 2985 Scott Street, Vista, California 92081, or at (760) 727-1280. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 24, 2006.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

Donald M. Roberts
Secretary

Exhibit A

Director Independence Standards

The Board of Directors (“Board”) of dj Orthopedics, Inc. has established the following guidelines to assist it in determining director independence. These guidelines are based on the listing standards of the New York Stock Exchange (“NYSE”) for assessing the independence of members of the Board generally, and they do not include certain additional independence standards that apply to members of the Audit Committee of the Board. For purposes of these guidelines, the “Company” shall mean dj Orthopedics, Inc. and each of its subsidiaries.

(a)          A director will not be independent if, within the preceding three years:

(i)             the director was employed by the Company;

(ii)         an immediate family member of the director was employed by the Company as an executive officer;

(iii)     the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company (other than Board or committee fees or pension or deferred compensation for prior service that is not contingent on continued service);

(iv)       the director was affiliated with or employed by the Company’s independent registered public accounting firm;

(v)           an immediate family member of the director was affiliated with or employed by the Company’s independent registered public accounting firm in a professional capacity;

(vi)       an executive officer of the Company was on the compensation committee of the board of directors of a company that concurrently employed the director or employed an immediate family member of the director as an executive officer; or

(vii)   an organization of which the director is currently an executive officer or employee, or of which an immediate family member of the director is currently an executive officer, did or does business with the Company and that organization makes payments to, or receives payments from, the Company in an amount which exceeds, in any single year, the greater of $1 million or 2% of such organization’s consolidated gross revenues.

(b)         For a director to be considered “independent” even after meeting the above guidelines, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. For this purpose, a relationship in which a director is an executive officer or employee of, or consultant to, another organization that owns, or its affiliates own, a common stock interest in the Company will not, in and of itself, be considered to be a material relationship that would impair a finding of independence. In addition, relationships with charitable organizations to which the Company contributes will be examined by the Board each year, and any such relationships deemed material under the NYSE listing standards or otherwise will be considered in the evaluation of a director’s independence and for possible proxy statement disclosure.

(c)          The identification of “immediate family members” and the calculation of “consolidated gross revenues” as such terms are used in these guidelines, as well as the application of the three-year look-back rule, shall be made pursuant to the provisions of the NYSE listing standards.

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

dj ORTHOPEDICS, INC.

June 7, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two Class II directors to serve for a term expiring at the annual meeting of				FOR	AGAINST	ABSTAIN
	stockholders to be held in 2009.		2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	☐ Charles T. Orsatti ☐ Lewis Parker	3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
Only stockholders of record at the close of business on April 21, 2006 (the “Record Date”) will be
☐	FOR ALL EXCEPT (See instructions below)		entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Financial and other information concerning the Company is contained in the Annual Report to Stockholders for the fiscal year ended December 31, 2005.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder		Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

dj ORTHOPEDICS, INC.

2985 Scott Street
Vista, California 92081-8339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Leslie H. Cross and Donald M. Roberts as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of dj Orthopedics, Inc. held of record by the undersigned on April 21, 2006, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 2985 Scott Street, Vista, California, on Wednesday, June 7, 2006 at 1:00 p.m., Pacific Daylight Time, or any adjournment or postponement thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and at any adjournment or postponement thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

(Continued and to be signed on the reverse side.)